SERIES A PREFERRED STOCK
                               EXCHANGE AGREEMENT

         This Exchange Agreement is entered into and effective as of the 12th day of June, 1998, by and among Wireless Cable & Communications, Inc., a Nevada corporation (the "Corporation"), and the persons and entities listed on the Schedule of Holders attached hereto as Schedule "A," which Schedule of Holders sets forth all of the holders of record of the Corporation's shares of Series A Preferred Stock (collectively, the "Stockholders").

         The Stockholders are the sole holders of the Corporation's Series A Preferred Stock.

         The Corporation and the Stockholders desire to exchange the issued and outstanding shares of Series A Preferred Stock for shares of the Corporation's common stock, par value $.01 per share (the "Common Stock") in the manner and upon the terms and conditions set forth herein.

         Now, therefore, in consideration of the foregoing recitals and the covenants and agreements set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Exchange of Securities. Subject to the approval of the Corporation's stockholders of the Corporation's Amended and Restated Articles of Incorporation, by the execution of this Agreement, each Stockholder herewith sells, assigns, transfers and sets over unto the Corporation all of such Stockholder's right, title and interest in and to the number of shares of the issued and outstanding Series A Preferred Stock set forth opposite such Stockholder's name on the Schedule of Holders solely in exchange for the number of duly and validly authorized and issued, fully paid, non-assessable, voting shares of Common Stock of the Corporation set forth opposite such Stockholder's name on the Schedule of Holders (the "Exchange Shares"). By the execution of this Agreement, the Corporation accepts from each Stockholder the transfer of the shares of Series A Preferred Stock solely in exchange, and as payment in full for, the Exchange Shares.

         2. Deliveries. Upon the execution and delivery of this Agreement, the Corporation shall deliver to each Stockholder a certificate representing the respective number of Exchange Shares set forth opposite such Stockholder's name on the Schedule of Holders, and each Stockholder shall deliver to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock held of record by such Stockholder duly endorsed in blank, or accompanied by duly executed stock powers.

         3. Representations and Warranties of the Corporation. The Corporation represents and warrants to each Stockholder that the statements contained in this Section 3 are true, correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule attached hereto as Schedule "B" (the "Disclosure Schedule").

                  3.1 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. the Corporation is duly licensed or qualified to do business, and is in good standing under the laws of each state in which the Corporation is required to be so licensed or qualified, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Corporation. The Corporation has the corporate power and authority to own or lease its properties, rights and assets and to conduct its business as now conducted and as presently proposed to be conducted.

                  3.2 Execution and Delivery. The Corporation has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and thereby. All corporate action on the part of the Corporation necessary to authorize the execution, delivery and performance by the Corporation of this Agreement, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement has been duly and validly authorized, executed and delivered by the Corporation, and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or effecting creditors rights and to general equitable principals.

                  3.3 Noncontravention. The execution, delivery and performance by the Corporation of this Agreement do not and will not (i) violate or breach the Articles of Incorporation or Bylaws of the Corporation, (ii) violate or conflict with any applicable law, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any material agreement, contract or instrument to which the Corporation is a party or by which its assets are bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any of the assets of the Corporation.

                  3.4 Consents. Assuming the accuracy of the Stockholders' representations and warranties in Section 4 hereof, no consent, authorization, license, permit, registration or approval of, or exemption or other action by any governmental authority or other person is required in connection with the Corporation's execution and delivery of this Agreement, or with the performance by the Corporation of its obligations hereunder, except, in each case, where any such consent, authorization, license, permit, registration or approval has been obtained and remains in full force and effect.

                  3.5 Exchange Shares. The Exchange Shares will, upon issuance pursuant to the terms of this Agreement and the Corporation's receipt of the deliveries set forth in Section 2 hereof, be duly and validly authorized and issued, fully paid and non-assessable, free and clear of all liens, options, rights of first refusal or other encumbrance.

         4. Representations and Warranties of the Stockholders. The Stockholders, and each of them, hereby represent and warrant to the Corporation that the statements contained in this Section 4 are true, correct and complete as of the date of this Agreement.

                  4.1 Execution and Delivery. The Stockholders have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. All action on the part of each Stockholder required to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement has been duly and validly authorized, executed and delivered by the Stockholders and constitutes a valid and binding obligation of the Stockholders, enforceable against each in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or effecting creditors rights and to general equitable principals.

                  4.2 Noncontravention. The execution, delivery and performance by the Stockholders of this Agreement do not and will not (i) violate or conflict with any applicable law, (ii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any material agreement, contract or instrument to which a Stockholder is a party or by which any of his, her or its assets is bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of a Stockholder.

                  4.3 Consents. No consent, authorization, license, permit, registration or approval of or exemption or other action by any governmental authority or other person is required in connection with the Stockholders' execution and delivery of this Agreement or with the performance by the Stockholders of their obligations hereunder, except in each case where any such consent, authorization, license, permit, registration or approval has been obtained and remains in full force and effect.

                  4.4 Ownership. Each Stockholder is the sole owner of the shares of Series A Preferred Stock set forth opposite such Stockholder's name on the Schedule of Holders, and no Stockholder has pledged, hypothecated or otherwise encumbered the shares of Series A Preferred Stock set forth opposite such Stockholder's name on the Schedule of Holders. Upon the date of this Agreement and the delivery of the shares of Series A Preferred Stock to the Corporation, the shares of Series A Preferred Stock shall be free of liens and encumbrances of every type, nature or description.

                  4.5 Investment Intent. The Stockholders are acquiring the Exchange Shares for investment for their own respective accounts and not with a view to, or for re-sale in connection with, any public distribution, and understand that the Exchange Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the representations of the Stockholders set forth herein.

                  4.6 Restricted Securities. The Stockholders understand and agree that the Exchange Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective Registration Statement covering the Exchange Shares, or an available exemption from registration under the Securities Act, the Exchange Shares must be held indefinitely. In particular, the Stockholders are aware that the Exchange Shares constitute "Restricted Securities" as defined in Rule 144 promulgated under the Securities Act and may not be sold pursuant to such Rule unless all of the conditions of that Rule are met. The Stockholders agree that the certificate or certificates representing the Exchange Shares may bear such restrictive legends as may be deemed necessary or appropriate by the Board of Directors of the Corporation, in order to denote and clarify their status as Restricted Securities.

                  4.7 Disclosure. The Stockholders understand that their representations and warranties set forth herein shall be deemed material and to have been relied upon by the Corporation. No representation or warranty by the Stockholders in this Agreement, and no written statement contained in any document, certificate or other writing delivered by a Stockholder to the Corporation in connection with this Agreement contains any untrue statement of material fact, or omits a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         5.       Indemnification.

                  5.1 Indemnification of Stockholders. The Corporation hereby indemnifies and holds the Stockholders, and each of them and their respective agents, consultants and advisors harmless from and against any and all losses, claims, damages, taxes (of any nature), expenses (including costs of investigation and reasonable legal fees and expenses at trial or on appeal and without initiation of suit) or other liabilities which arise out of or result from any misrepresentation or breach of any warranty, representation or covenant of the Corporation in the Agreement.

                  5.2 Indemnification of the Corporation. The Stockholders, and each of them, hereby indemnify and hold the Corporation and its directors, officers, agents, consultants and advisors harmless from and against any and all losses, claims, damages, taxes (of any nature), expenses (including costs of investigations and reasonable legal fees and expenses at trial or on appeal and without initiation of suit) or other liabilities which arise out of or result from any misrepresentation or breach of any warranty, representation or covenant of the Stockholders in this Agreement.

                  5.3  Indemnification  Procedure.  If any  action is  commenced against, or claim is made by, an indemnified party under this Section 5, the indemnified party shall give notice to the indemnifying party of such action or claim covered by this indemnity within thirty (30) days following the indemnified party's knowledge thereof. To the extent that failure to give such notice unduly prejudices the indemnifying party and causes additional damages to be incurred, the indemnifying party shall not be liable for such additional damages. The failure to give such notice will not relieve the indemnifying party from any liability which it may otherwise have to the indemnified party whether arising hereunder or otherwise. With respect to each such notice, the indemnifying party shall immediately retain counsel satisfactory to the indemnified party and take such other actions as are necessary to defend the indemnified party or to discharge the indemnity obligations hereunder. The Corporation and the Stockholders seeking indemnification or from whom indemnification is being sought shall participate in all decisions regarding the defense of any action to be taken concerning the indemnified obligations or the discharge thereof. If the indemnifying party fails to notify the indemnified party within thirty (30) days of receipt of the indemnified party's notice that the indemnifying party must retain counsel and take such other actions as are necessary, the indemnified party may, at its option, conduct such defense at the expense of the indemnifying party and the indemnifying party shall pay on demand any amounts owed hereunder to the indemnified party.

         6.       General Provisions.

                  6.1 Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising a right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, and no waiver whatever shall be valid, unless in writing signed by the other party or parties to be charged and then only to the extent specifically set forth in such writing. All remedies, rights, powers and privileges, either under this Agreement or by law or otherwise afforded to the parties to this Agreement, shall be cumulative and shall not be exclusive of any remedies, rights, powers and privileges provided by law. Each party hereto may exercise all such remedies afforded to it in any order of priority.

                  6.2 Successors. This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties. No party shall delegate its or their duties or obligations hereunder without the written consent of the other parties, which consent shall not be unreasonably withheld.

                  6.3 Governing Law. The rights and obligations of the parties pursuant to this Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to any choice or conflict of law rule or provision (whether of the State of Utah or other jurisdiction) which would cause the application of any law or rule other than of the State of Utah.

                  6.4 Severability. Should any term or provision of this Agreement or the application thereof to any circumstance, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provision of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable.

                  6.5 Incorporation of Exhibits and Schedules. All exhibits and schedules attached to this Agreement are incorporated herein as though fully set forth.

                  6.6 Entire Agreement. This Agreement, together with its exhibits and schedules, constitutes the entire agreement among the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representation and understandings of the parties in connection with the transactions contemplated hereby. No supplement, modification or amendment shall be binding unless executed in writing by all parties.

                  6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument and all of which together shall be considered one and the same agreement. Delivery and receipt of executed pages by facsimile transmission shall constitute effective and binding executing and delivery of this Agreement.

                  6.8 Expenses. Except as otherwise expressly provided herein, the parties shall bear their own expenses, including the fees and expenses of any attorneys, accountants or others engaged by them incurred in connection with this Agreement and the transaction contemplated hereby.

                  6.9 Attorneys' Fees. Should any litigation be commenced between the parties or their representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees and costs and court costs in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

                  6.10 Arbitration. Any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment thereof, or the breach thereof, shall be determined and settled by arbitration in Salt Lake City, Utah, in accordance with the rules of the American Arbitration Association. Any award rendered therein shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having competent jurisdiction thereon. The prevailing party shall be entitled to recover, from the other party, his full costs incurred as a result of the arbitration, including reasonable attorneys' fees.

                  6.11 Advisers' Fees. Each party hereto shall bear his own legal, accounting, or other expenses with respect to the consummation of the transaction contemplated herein.

         In witness whereof, the parties hereto have signed or caused this Agreement to be signed in their respective names as of the day and date first above written.

                                           Wireless Cable & Communications, Inc.


                                            ___________________________________
                                                  Lance D'Ambrosio,
                                                  Chief Executive Officer

         Petroleora Argentina San Jorge SA           Fondelec Essential Services
                                                              Growth Fund, L.P.


         By  _____________________                    By________________________
            ______________________                    __________________________
           _______________________                    __________________________

        Pegasus Fund LP                             Emanuel A Floor & Associates


         By  _____________________                    By________________________
            ______________________                    __________________________
           _______________________                    __________________________


         _________________________                   ___________________________
         George D'Ambrosio                           Lance D'Ambrosio


         _________________________                   __________________________
         Troy D'Ambrosio                             Trent D'Ambrosio


         _________________________                   __________________________
         Lauri Welch                                 Manny Martinez


         _________________________                   Sansone Enterprises, L.L.C.
         Tina Lasserre

                                                     By_________________________
                                                       _________________________
                                                       _________________________

                                    EXHIBIT A

                            SCHEDULE OF SHAREHOLDERS


  Name                                                  No. of Shares

Petrolora Argentina San Jorge SA                      609,709 Series A Preferred

                                                      ________ Exchange Shares


Fondelec Essential Services Growth                    595,417 Series A Preferred

                                                      ________ Exchange Shares


Pegasus Fund LP                                       14,292 Series A Preferred

                                                      ________ Exchange Shares


Floor Emanuel A Floor & Associates                    19,981 Series A Preferred

                                                      ________ Exchange Shares


George D'Ambrosio                                   1,192,872 Series A Preferred

                                                      ________ Exchange Shares


Lance D'Ambrosio                                      359,660 Series A Preferred

                                                        ________ Exchange Shares


Troy D'Ambrosio                                       199,811 Series A Preferred

                                                      ________ Exchange Shares

Trent D'Ambrosio                                      89,915 Series A Preferred

                                                      ________ Exchange Shares


Lauri Welch                                           89,915 Series A Preferred

                                                      ________ Exchange Shares


Manny Martinez                                        39,962 Series A Preferred

                                                      ________ Exchange Shares


Tina Lasserre                                         5,994 Series A Preferred

                                                       ________ Exchange Shares


Sansone Enterprises                                   39,962 Series A Preferred

                                                      ________ Exchange Shares